EXHIBIT 12

                          HASBRO, INC. AND SUBSIDIARIES
                 Computation of Ratio of Earnings to Fixed Charges
                          Quarter Ended April 2, 2000

                              (Thousands of Dollars)





Earnings available for fixed charges:
  Net earnings                                                      $ 15,127
  Add:
    Fixed charges                                                     25,780
    Income taxes                                                       6,796
                                                                     -------
      Total                                                         $ 47,703
                                                                     =======


Fixed Charges:
  Interest on long-term debt                                        $ 10,331
  Other interest charges                                              11,112
  Amortization of debt expense                                           191
  Rental expense representative
   of interest factor                                                  4,146
                                                                     -------
      Total                                                         $ 25,780
                                                                     =======

Ratio of earnings to fixed charges                                      1.85
                                                                     =======